Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Burford Capital Deferred Compensation Plan of our reports dated March 28, 2024, with respect to the consolidated financial statements of Burford Capital Limited and the effectiveness of internal control over financial reporting of Burford Capital Limited included in its Annual Report (Form 20-F) for the year ended December 31, 2023, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Guernsey, Channel Islands

April 24, 2024